UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 7, 2016, Sonoco Products Company and its wholly owned subsidiaries Sonoco Plastics, Inc., Sonoco Plastics Canada, ULC, and Sonoco Development, Inc., completed the sale of the Company's rigid plastics blow molding operations, to Amcor Rigid Plastics USA, LLC and Amcor Packaging Canada, Inc. for approximately $280 million in cash. Final consideration will be subject to post-closing adjustment for the change in net working capital to the date of closing and other adjustments. For additional information regarding the sale, reference is made to the Company's Form 8-K filed on September 2, 2016.

The Company's rigid plastics blow molding operations include seven manufacturing facilities in the U.S. and Canada with approximately 850 employees producing containers serving the personal care and food and beverage markets.

A copy of the news release issued by the Company announcing that it had completed the sale of its rigid plastics blow molding operations to Amcor is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Registrant's news release dated November 7, 2016, announcing completion of the sale of its rigid plastics blow molding operations to Amcor

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: November 8, 2016	By: /s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99	Registrant's news release dated November 7, 2016, announcing completion of the sale of rigid plastics blow molding operations to Amcor.